UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                     DATE OF REPORT(DATE OF EARLIEST EVENT)
                        MARCH 4, 1997 (DECEMBER 20, 1996)

                          TRIANGLE IMAGING GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Florida                                          59-2493183
  State or other jurisdiction                           I.R.S. Employer
of incorporation or organization                       Identification No.

               4400 W. Sample Road, Coconut Creek, Florida 33073
               (Address of Principal Executive Office) (Zip Code)

                                  954-968-2080
              (Registrant's telephone number including area code)

      12 South Penataquit Avenue, Bay Shore, New York 11706 (Former name or former address, if changed since last report)

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current report dated December 20, 1996 on Form 8-K as set forth in the pages attached hereto:

         Item 4 (b) - Changes in Registrants' Certifying Accountant

         Item 7 (a) - Financial statements of business acquired

         Item 7 (b) - Pro forma financial information

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.







                                                   Triangle Imaging Group, Inc.



                                                   By / S / Vito Bellezza_____
                                                       Vito Bellezza
                                                       President

Date: March 4, 1997

Item 4.  Changes in Registrants' Certifying Accountant

(b) On February 1, 1997, Triangle Imaging Group, Inc. engaged Mazars & Guerard, LLP as its independent accountants.

                                   Item 7 (a)
                    Financial Statements of Business Acquired

                        ENGINEERED BUSINESS SYSTEMS, INC.

                          INDEX TO FINANCIAL STATEMENTS




                                                                     PAGE NUMBER
Independent Auditors' Report                                             2
Balance Sheet                                                            3
Statements of Operations                                                 4
Statements of Changes in Stockholders' Equity                            5
Statements of Cash Flows                                                 6
Notes to Financial Statements                                            7 - 9

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and
   Board of Directors
Engineered Business Systems, Inc.


                  We have audited the accompanying balance sheet of Engineered Business Systems, Inc. as of August 31, 1996 and the related statements of operations, stockholders' equity, and cash flows for years ended August 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Engineered Business Systems, Inc. as of August 31, 1996, and the results of its operations and its cash flows for the years ended August 31, 1996 and 1995 in conformity with generally accepted accounting principles.



                          By / S / Mazars & Guerard, LLP
                          ------------------------------
                          Mazars & Guerard, LLP
                          Certified Public Accountants
February 8, 1997
New York, New York

                       ENGINEERED BUSINESS SYSTEMS, INC.

                                  BALANCE SHEET
                                 AUGUST 31, 1996
                                     ASSETS


CURRENT ASSETS:
       Cash and cash equivalents                          $              729,740
       Accounts receivable, net of allowance for doubtful
            accounts of $25,000                                          368,913
       Prepaid expenses                                                    7,655
                                                           ---------------------
                 TOTAL CURRENT ASSETS                                  1,106,308

EQUIPMENT                                                                193,448

OTHER ASSETS                                                               4,097
                                                           ---------------------
                                                          $            1,303,853
                                                           =====================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable and accrued expenses              $              104,295
       Deferred revenue                                                  300,677
       Income tax payable                                                 86,915
                                                           ---------------------
                 TOTAL CURRENT LIABILITIES                               491,887

STOCKHOLDERS' EQUITY
       Common stock, $.01 par value, 1,000,000 shares
            authorized, 896 issued and outstanding                             9
       Additional paid in capital                                        739,990
       Retained earnings                                                  71,967
                                                           ---------------------
                 TOTAL STOCKHOLDERS' EQUITY                              811,966
                                                           ---------------------

                                                          $            1,303,853
                                                           =====================












                                        3
    The accompanying notes are an intergral part of the financial statements

                       ENGINEERED BUSINESS SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS



                                                    Year ended August 31,
                                          --------------------------------------
                                                1996                  1995
                                          -----------------    -----------------

SALES                                    $        3,322,186   $        3,860,711

COST OF SALES                                       747,539            1,001,694
                                          -----------------    -----------------

     GROSS PROFIT                                 2,574,647            2,859,017

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                     1,939,760            2,126,809
                                          -----------------    -----------------

     INCOME FROM OPERATIONS                         634,887              732,208

INTEREST INCOME                                      17,783                2,252
                                          -----------------    -----------------

INCOME BEFORE INCOME TAXES                          652,670              734,460

INCOME TAX PROVISION                                182,000                7,000
                                          -----------------    -----------------

NET INCOME                               $          470,670   $          727,460
                                          =================    =================


















                                        4
    The accompanying notes are an intergral part of the financial statements

                        ENGINEERED BUSINESS SYSTEMS, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                      Common Stock                 Additional                                             Total
                              -------------------------------       Paid-in          Retained          Treasury        Stockholders'
                                   Shares          Amount           Capital          Earnings            Stock            Equity
                              --------------    -------------    --------------   --------------    --------------   --------------
BALANCE - August 31, 1994                100    $           1   $       299,999   $      242,050    $     (124,000)  $      418,050

     Issuance of common stock            944                9           439,991                -                 -          440,000
     Net income                            -                -                 -          727,460                 -          727,460
                              --------------    -------------    --------------   --------------    --------------   --------------

BALANCE - August 31, 1995              1,044               10           739,990          969,510          (124,000)       1,585,510

     Retirement of stock                (148)              (1)                -          (159,499)         124,000          (35,500)
     Dividend                              -                -                 -        (1,208,714)               -       (1,208,714)
     Net income                            -                -                 -           470,670                -          470,670
                              --------------    -------------    --------------   ---------------   --------------   --------------

BALANCE - August 31, 1996                896    $           9    $      739,990   $        71,967   $            -   $      811,966
                              ==============    =============    ==============   ===============   ==============    ==============





















                                        5
    The accompanying notes are an integral part of the financial statements.

                       ENGINEERED BUSINESS SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                    Year ended August 31,
                                                                                -------------------------------
                                                                                     1996             1995
                                                                                --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                              $      470,670   $      727,460
        Adjustments to reconcile net income to net
                cash provided by operating activities:
                        Depreciation and amortization                                  101,022          124,549
                        Other                                                           (1,520)             849

        Changes in assets and liabilities:
                Decrease in accounts receivable                                        159,252          138,355
                Decrease in prepaid expenses                                             7,434           31,650
                Decrease (increase) in other assets                                      5,000           (5,000)
                (Decrease) in accounts payable and accrued expenses                   (377,739)        (469,498)
                (Decrease) in customers deposits                                             -         (379,044)
                Increase in income taxes payable                                        74,915           12,000
                (Decrease) increase in deferred revenue                               (131,403)          47,157
                                                                                --------------   --------------
                                                                                      (262,541)        (624,380)
                                                                                --------------   --------------

        NET CASH PROVIDED BY OPERATING ACTIVITIES                                      307,631          228,478
                                                                                --------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchase of equipment                                                          (55,720)         (99,227)
                                                                                --------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
        (Decrease) increase in investment in subsidiary                                 20,662          (43,796)
        Payment of note payable-stockholders                                                 -         (420,000)
        Issuance of common stock                                                             -          440,000
        Retirement of stock                                                            (35,500)               -
                                                                                --------------   --------------
        NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES                               (14,838)         (23,796)
                                                                                --------------   --------------

NET INCREASE IN CASH                                                                   237,073          105,455

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                         492,667          387,212
                                                                                --------------   --------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $      729,740   $      492,667
                                                                                ==============   ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash paid during the year for:
                Interest                                                        $            -   $       17,604
                                                                                ==============   ==============
                Taxes                                                           $       28,634   $        2,104
                                                                                ==============   ==============
        Noncash activity:
                Payment of dividend                                             $    1,208,714   $            -
                                                                                ==============   ==============







                                        6
    The accompanying notes are an intergral part of the financial statements

                        ENGINEERED BUSINESS SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                      YEARS ENDED AUGUST 31, 1996 AND 1995


1.       BUSINESS

         Engineered Business Systems, Inc. (the "Company") was organized as a Florida corporation in 1989 and is engaged in the business of developing, marketing and supporting various software packages primarily for business use.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Research and development - Research and development costs are expensed as incurred. These costs primarily consist of fees paid for the development of the Company's software. The current accounting rule, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," does not materially affect the Company.

         b. Equipment - Equipment is stated at cost and is depreciated over the estimated useful lives of the assets using various accelerated methods which approximates economic depreciation.

         c. Revenue recognition - Revenue from software sales is generally recognized upon execution of a sales contract, the delivery of the software and completion of the major portion of the contract requirement.

         d.       Cash and cash  equivalents  - The Company  classifies  as cash
                  equivalents  highly  liquid  temporary   investments  with  an
                  original maturity of three months or less when purchased.

         e. Accounting estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         f. Basis of presentation - Effective for the year ended August 31, 1996, the Company's advances to its wholly - owned subsidiary, Checknet Corporation ("Checknet"), of $1, 584,714 were contributed to Checknet's capital. Also effective August 31, 1996, the Company dividended to its stockholders its investment in Checknet. The financial statements reflect only the financial position and results of operations of the Company for the years ended August 31, 1996 and 1995.

3.       CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and trade receivables. At times the cash in one bank may exceed the FDIC $100,000 insured limit. The Company minimizes the risk by placing its cash with a high credit quality financial institution. In regards to trade receivables, the risk is relatively limited due to a large customer base.

4.       EQUIPMENT

         Equipment at August 31, 1996 consisted of the following:


                                    Estimated
                                  useful lives
                                ----------------
Computer hardware                     5-7               $         411,859
Computer software                     5                           133,193
Office furniture                      7                            51,578
Office equipment                      5-7                         107,754
                                                         ----------------
                                                                  704,384
Less: Accumulated depreciation                                    510,936
                                                         ----------------
                                                       $          193,448
                                                         ================

5.       DEFERRED REVENUE

         At August 31, 1996, deferred revenue of $300,677 represents the unearned portion of sales related to software maintenance agreements. Deferred revenue is recognized as income on a straight - line basis over the service contract terms which are generally for renewable twelve month periods.

6.     INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

         The Company files for tax purposes a consolidated tax return as the parent of Checknet Corporation. Income taxes have been provided as if the Company filed its tax return on a separate basis.

         The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes as follows:


                                                                      Year Ended August 31,
                                                           -------------------------------------------
                                                                  1996                     1995
                                                           -------------------      ------------------

Pre-tax income                                             $           652,670      $          734,460
                                                           ===================      ==================
Tax at Federal statutory rate                                          228,000                 257,000
Effect of permanent differences                                       (41,000)                       -
State tax (net of Federal benefit)                                      10,000                   1,000
Elimination of valuation allowance
recorded against prior years' deductible
temporary differences                                                        -               (236,000)
Tax benefit of graduated rates                                        (15,000)                (15,000)
                                                           -------------------      ------------------
Provision for income taxes                                 $           182,000      $            7,000
                                                           ===================      ==================

7.       COMMITMENTS

         The Company leases office space in Coconut Creek, Florida. At August 31, 1996, the future minimum lease payments under the operating leases are as follows:


          Years                Amount
          -----                ------
           1997            $   64,000
           1998                47,000

8.       STOCKHOLDERS' EQUITY

         In November 1995, two stockholders exercised their warrants and purchased 750 shares of the Company's common stock for $420,000. Such amount was offset against amounts owed to them as of August 31, 1995 for accrued compensation. Such shares were reflected as if the shares were issued as of August 31, 1995.

         In November 1995 the Company issued 194 shares to two employees for services of $20,000 rendered prior to September 1994. Such shares were reflected as if the shares were issued as of August 31, 1995.During the year ended August 31, 1996, 44 shares of treasury stock and 104 shares of common stock were retired. These retirements were reflected as an adjustment to retained earnings.

9.       SUBSEQUENT EVENT

         On December 2, 1996, 95% of the Company was acquired by Triangle Imaging Group, Inc., for $896,000 in cash, a note payable to the Company's shareholders for $1.6 million and 500,000 restricted shares of common stock of the acquiring entity.

                                   Item 7 (b)
                         Pro Forma Financial Information

       TRIANGLE IMAGING GROUP, INC. AND ENGINEERED BUSINESS SYSTEMS, INC.
                               UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


         The accompanying pro forma consolidated financial statements have  been
prepared to show the effects of the December 2, 1996 acquisition   of Engineered
Business Systems, Inc. ("EBS") by Triangle Imaging Group, Inc. (the "Company").

         The  following  unaudited   consolidated  balance  sheet  presents  the
financial position of the Company at December 31, 1996 which includes the acquisition of EBS.

         The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 reflects the combined results of the Company for its fiscal year ended December 31, 1996 and EBS for the year ended December 31, 1996, as if the acquisition had occurred on January 1, 1996, adjusted to reflect interest on the acquisition debt and amortization of goodwill.

         The unaudited pro forma consolidated statement of operations does not necessarily represent actual results that would have been achieved had the companies been together as of January 1, 1996, nor may it be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company's and EBS's historical financial statements and notes thereto.

                   TRIANGLE IMAGING GROUP, INC. AND SUBSIDIARY

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1996




                                     ASSETS

CURRENT ASSETS:
       Cash and cash equivalents                             $          200,264
       Accounts receivable                                              393,834
       Prepaid expenses                                                  31,275
                                                                ---------------
            TOTAL CURRENT ASSETS                                        625,373

EQUIPMENT (Net)                                                         191,716

GOODWILL (Net)                                                        1,945,573

OTHER ASSETS                                                              4,097
                                                                ---------------

                                                             $        2,766,759
                                                                ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable and accrued expenses                 $          261,953
       Deferred revenue                                                 330,389
       Due to stockholders                                               50,000
       Current portion of note payable                                  200,000
                                                                ---------------
            TOTAL CURRENT LIABILITIES                                   842,342

NOTE PAYABLE                                                          1,400,000

MINORITY INTEREST                                                        43,790

STOCKHOLDERS' EQUITY
       Preferred stock, Class A, no par,
       authorized 1,000,000 shares: 100,000 shares
          issued and outstanding                                         10,000
       Preferred stock, Class B, no par,
       authorized 1,000,000 shares: 75,000 shares
          issued and outstanding                                        300,000
       Common Stock                                                       3,755
       Additional paid-in capital                                     1,759,326
       Retained earnings (accumulated deficit)                       (1,580,339)
       Treasury stock - at cost                                         (12,115)
                                                                 ---------------
            TOTAL STOCKHOLDERS' EQUITY                                   480,627
                                                                 ---------------

                                                              $        2,766,759
                                                                 ===============

       TRIANGLE IMAGING GROUP, INC. AND ENGINEERED BUSINESS SYSTEMS , INC.

                               UNAUDITED PRO FORMA

                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                          Year Ended
                                                      December 31, 1996                Pro-Forma Adjustments
                                             -----------------------------------   ----------------------------        Adjusted
                                                 Triangle              EBS              Dr.             Cr.            Pro-Forma
                                             ----------------   ----------------   ------------    ------------    ----------------
SALES                                        $        -        $      3,322,105                                    $     3,322,105

COST OF SALES                                         -                 689,565                                            689,565
                                             ----------------   ----------------                                   ----------------

GROSS PROFIT                                          -               2,632,540                                           2,632,540

SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES                         123,443          2,022,061                                           2,145,504

AMORTIZATION EXPENSES                                 -                  -      (1)      93,500                           93,500
                                             ----------------   ----------------                                   ----------------

INCOME (LOSS) FROM OPERATIONS                       (123,443)           610,479                                             393,536

LITIGATION SETTLEMENT                                (35,000)           -                       (5)     35,000            -

INTEREST INCOME (EXPENSE)                            (10,418)            11,557 (2)     112,500                           (111,361)
                                             ----------------   ----------------                                   ----------------

INCOME (LOSS) BEFORE PROVISION FOR                  (168,861)           622,036                                             282,175
     INCOME TAXES AND MINORITY INTEREST

PROVISION FOR INCOME TAXES                          -                   172,000                 (6)    172,000            -

MINORITY INTEREST                                   -                   -       (4)      22,000                              22,000
                                             ----------------   ----------------                                   ----------------

NET INCOME (LOSS)                            $      (168,861)   $       450,036                                    $        260,175
                                             ================   ================                                   ================

NET INCOME PER SHARE                                                                                               $           0.07
                                                                                                                   ================

NUMBER OF SHARES USED IN COMPUTATION                                                                                      3,972,456
                                                                                                                   ================


       TRIANGLE IMAGING GROUP, INC. AND ENGINEERED BUSINESS SYSTEMS, INC.
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


On December 2, 1996, the Company purchased 760 shares of the issued and outstanding capital stocks of EBS (95% of the capital stock) for a purchase price of $2,496,115 of which $896,115 in cash was paid at closing, $1,600,000 was paid by the delivery of the Company's promissory note (which bears interest at a minimum rate of 8% and maximum rate of 9% per annum) and 500,000 shares of the Company's common stock.

The acquisition has been accounted for under the purchase method of accounting with the excess of the purchase price over net assets acquired allocated to goodwill.

A. The following pro forma adjustments are included in the accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 which has been prepared to reflect the December 2, 1996 acquisition as if it had occurred on January 1, 1996:

         (1) To amortize goodwill recorded in the acquisition over a period of 20 years.

         (2) To record interest on the acquisition debt.

         (3) To adjust income tax provision.

         (4) To record allocation of minority interest.

         (5) Eliminate Litigation Settlement

         (6) Adjust  income   tax   expense  to  reflect   utilization  of  the
             Company's net operating loss carryforwards.